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                                                                  Exhibit (23)-2
PRICE WATERHOUSE LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                            ------------------------


We  hereby  consent  to  the  incorporation  by  reference  in  the  Joint Proxy
Statement/Prospectus constituting part of this Amendment No. 3 to the Registration Statement on Form S-4 of Constellation Energy Corporation of our report dated January 26, 1995, which appears on page 31 of Potomac Electric Power Company's 1994 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 48 of such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 19, 1996, which appears on page 30 of Exhibit 99 of the Current Report on Form 8-K of the Potomac Electric Power Company dated February 6, 1996. We also consent to the reference to us under the heading 'Experts' in such Joint Proxy Statement/Prospectus.



Washington, D.C.
February 9, 1996